Exhibit 3.3

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	THE STATE OF TEXAS [SEAL]	Hope Andrade Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

AdminiSource Communications, Inc.

Filing Number: 800753016

Certificate of Conversion	December 29, 2006
Change of Name or Address by Registered Agent	April 19, 2010

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on June 17, 2010.
THE STATE OF TEXAS [SEAL]	/s/ Hope Andrade Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: SOS-WEB	TID: 10266	Document: 312314460018

FILED In the Office of the Secretary of State of Texas DEC 29 2006 Corporations Section

ARTICLES OF CONVERSION FOR ADMINISOURCE COMMUNICATIONS; L.P.

In accordance with the governing provisions of the Texas Revised Limited Partnership Act (the “Act), AdminiSource Communications, L.P. (the “Converting Entity”), hereby adopts and authorizes for filing with the Texas Secretary of State, the following Articles of Conversion:

1. A Plan of Conversion has been adopted and approved by the Converting Entity in Accordance with the Act. The Plan of Conversion sets forth that the name of the Converting Entity is AdminiSource Communications, L.P., that the Converting Entity was formed in the State of Texas as a limited partnership under the Act, and that the Converting Entity is being converted from a limited partnership to a corporation in accordance with the Act and the laws governing the converting or resulting entity. For purposes of these Articles, the term “Converting Entity” refers to the entity prior to conversion. The term “Converted Entity” refers to the entity after conversion.

2. The Plan of Conversion is attached hereto as Exhibit A.

3. Contemporaneous with the filing of these Articles of Conversion the Converted Entity shall file its formation document with the Texas Secretary of State which conforms in all respects with the law governing its formation in the state of Texas and which sets forth that the Converted Entity is being formed pursuant to a Plan of Conversion.

4. The Converted Entity will be responsible for the payment of all fees and franchise taxes of the Converting Entity and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

5. The Plan of Conversion was duly authorized by all action required by the laws under which the Converting Entity was formed and by its constituent documents.

6. The effective date and time of the filing shall be January 1, 2007 at 12:58 a.m. Central Standard Time.

Dated this      day of December, 2006.

ADMINISOURCE COMMUNICATIONS, L.P.

BY MACL, LLC, General Partner

BY	/s/ Norrie J. Daroga
Norrie J. Daroga, Senior Vice President and Secretary

RECEIVED DEC 29 2006 Secretary of State

PLAN OF CONVERSION OF

ADMINISOURCE COMMUNICATIONS, L.P. INTO

ADMINISOURCE COMMUNICATIONS, INC.

THIS PLAN OF CONVERSION (this “Plan”), dated effective as of January 1, 2007, is hereby adopted by ADMINISOURCE COMMUNICATIONS, L.P., a Texas limited partnership (the “Partnership”), in accordance with section 10.104 of the Texas Statutes.

RECITALS

A. The Partnership is a limited partnership organized and existing under the Texas Revised Limited Partnership Act.

B. The partners of the Partnership deem it advisable for the benefit of the Partnership that the Partnership be converted into a Texas corporation under and pursuant to section 2.15 of the Texas Revised Limited Partnership Act.

C. The partners of the Partnership have approved the conversion of the Partnership into a Texas corporation under the terms and conditions set forth below.

PLAN OF CONVERSION

In consideration of the recitals, the Partnership hereby adopts the following Plan of Conversion:

ARTICLE I

THE CONVERSION

At the Effective Time (as defined below), upon the terms and subject to the conditions of this Plan, and in accordance with the Texas Revised Limited Partnership Act, the Partnership shall be converted into a corporation organized and existing under the Texas Revised Limited Partnership Act (the “Conversion”) and shall be named AdminiSource Communications, Inc, (the “Company”). Following the Conversion, the Partnership shall cease to exist as a limited partnership under the Texas Revised Limited Partnership Act and shall continue to exist as a corporation under the Texas Revised Limited Partnership Act.

ARTICLE II

EFFECTIVE TIME

Subject to the terms and conditions set forth in this Plan, Articles of Conversion shall be duly executed and acknowledged by the Partnership and thereafter delivered to the Secretary of State of the State of Texas for filing pursuant to the Texas Revised Limited Partnership Act. The Conversion shall become effective as of 12:58 a.m. on January 1, 2007 (the “Effective Time”).

ARTICLE III

EFFECTS OF THE CONVERSION

The Conversion shall have the effects set forth in the Texas Revised Limited Partnership Act. Without limiting the generality of the foregoing, at the Effective Time all the properties, rights, privileges, powers and franchises of the Partnership shall vest in the Company and all debts, liabilities and duties of the Partnership shall become the debts, liabilities and duties of the Company.

ARTICLE IV

ARTICLES OF ORGANIZATION

The Articles of Incorporation of the Company, which shall take effect at the Effective Time, are attached hereto as Exhibit A.

ARTICLE V

CONVERSION OF UNITS OF PARTNERSHIP INTERESTS

At the Effective Time, each unit of partnership interest of the Partnership shall, by virtue of the Conversion and without any action on the part of the Partnership or the holder of such unit, be converted into and shall thereafter represent one share of $.01 par value common stock of the Company.

Dated as of the day and year first written above.

ADMINISOURCE COMMUNICATIONS, L.P.

By:	MACL, LLC, its general partner

	By:	/s/ Norrie J. Daroga
Norrie J. Daroga,
Executive Vice President

2

Exhibit A

Articles of Incorporation

Form 201
(Revised 1/06)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: $300

Certificate of Formation
For-profit Corporation

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas

DEC 29 2006

Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

AdminiSource Communications, Inc.

The name must contain the word "corporation," "company," "incorporated," "limited" or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office
(Select and complete either A or B and complete C)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
350 N. St. Paul Street	Dallas	TX	75201

Article 3 – Directors
(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

First Name	M.I.	Last Name	Suffix
Frank		D'Angelo	

Street or Mailing Address	City	State	Zip Code	Country
4900 West Brown Deer Road	Brown Deer	WI	53223	USA

Form 201

4

TX001BOC - 12/09/2005 C T System Online

Director 2					
n/a					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Director 3					
n/a					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*	*State*		*Zip Code*	*Country*

Article 4 – Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is: 10,000

☒ A. The par value of each of the authorized shares is: $.01

OR

☐ B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

1. AdminiSource Communications, Inc. is being incorporated pursuant to a Plan of Conversion of AdminiSource Communications, L.P. into AdminiSource Coummunications, Inc.

2. The converting entity, AdminiSource Communications, L.P. f/k/a MACP, LP is a Texas domestic limited partnership which was formed on November 18, 2005. The principal office address is 1617 West Crosby Road, Suite 100, Carrollton, TX 75006.

Form 201

5

TX001BOC - 12/09/2005 C T System Online

Organizer

The name and address of the organizer:

Lisa M. O’Donnell

Name

Reinhart Law Firm 1000 North Water Street, Suite 2100, Milwaukee WI 53202

Street or Mailing Address City State Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. This document becomes effective when the document is filed by the secretary of state.

B. x This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: January 1, 2007 at 12:58 a.m. Central Standard Time.

C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: December 29, 2006

Signature of organizer Lisa M. O’Donnell

Form 201

TX0001BOC - 12/09/2005 CT System Online

THE STATE OF TEXAS [SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800753016 04/19/2010 Document #: 304538403605 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

AdminiSource Communications, Inc.

The entity’s filing number is 800753016

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas. TX 75201

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas. TX 75201-4234

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva, Vice President

Signature of Registered Agent

FILING OFFICE COPY